Exhibit 31.4
CERTIFICATIONS

I, Michael W. Wallace, certify that:

1.     I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Spok Holdings, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 30, 2021	/s/ Michael W. Wallace
Michael W. Wallace
Chief Financial Officer